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                                                                    Exhibit 10.1

                            * CONFIDENTIAL TREATMENT

The material marked by asterisk ("*") on the attached pages have been omitted from the filed copy of this agreement in connection with a confidential treatment request filed with the Securities and Exchange Commission by Redline Performance Products, Inc.

                           CONTRACT ASSEMBLY AGREEMENT

         This Contract Assembly Agreement (the "Agreement") is entered into effective the 26th day of September, 2003, (the "Effective Date") by and between REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation ("Redline"), having its principal place of business at 2510 Commerce Way, Vista, California 92083 and INTERSTATE COMPANIES, INC. D/B/A INTERSTATE POWER PRODUCTS AND SERVICES, ("Contractor"), a Minnesota corporation, having its principal place of business at 2601 East 80th Street, Minneapolis, MN 55425 and assembly facilities at 525 12th Ave. NE West Fargo N.D. 58078.

                                  INTRODUCTION

         Contractor is engaged in the business of assembling various types of vehicles. Redline desires to engage Contractor to assemble to Redline's specifications, provide temporary inventory management and deliver snowmobiles and possibly other vehicles to Redline or its designees. Contractor desires to provide such services to Redline pursuant to the terms set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 "ASSEMBLE" OR "ASSEMBLY" shall mean the (a) assembly of Products from Components pursuant to specifications provided by Redline attached as Exhibit A (to be provided by Redline prior to commencing Assembly); (b) quality checking of Products to Quality Standards established by Redline attached as Exhibit G (to be provided by Redline prior to commencing Assembly);
(c) testing of Products to the Test Specifications established by Redline attached as Exhibit H (to be provided by Redline prior to commencing Assembly); and (d) packaging of Products for shipment in industry standard shipping containers pursuant to standards established by Redline attached as Exhibit B (to be provided by Redline prior to commencing Assembly).

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         1.2      "BILL OF MATERIALS" shall mean the respective Components and other parts required to Assemble Products as established by Redline and attached as Exhibit C (to be provided by Redline prior to commencing Assembly), as may be amended from time to time on mutual agreement of the parties.

         1.3 "CAPITAL EQUIPMENT" shall mean that unique equipment as agreed by Redline and Contractor and set forth on Exhibit D (to be completed prior to commencing Assembly) specifically required by Contractor for the Assembly of Products; including but not limited to molds, jigs, test equipment and the like.

         1.4 "COMPONENTS" shall mean those unique assemblies, components, parts and accessories required for or used in the Assembly of the Product; including, but not limited to, engines, tracks, skis, suspension assemblies, body parts, wiring harnesses, lighting, instrument components and specifically excluding standard fasteners, lubricants, fluids and connectors, all as set forth in the Bill of Materials.

         1.5 "PRICE" shall mean the actual price to Redline for Contractor providing the Assembly and related services and Inventory Services (as defined below) for Components and Products hereunder. Pricing will be determined by the Risk Assessment and Pricing Matrix attached as Exhibit E prior to commencing Assembly and as may be adjusted per Section 4.1.

         1.6 "DELIVERY SCHEDULE" shall mean the forecast quantities and anticipated dates of delivery of Product during the Term as set forth on Exhibit F (to be provided by Redline prior to commencing Assembly) as may be modified from time to time pursuant to Section 3.3.

         1.7 "IP" OR "INTELLECTUAL PROPERTY" shall mean all utility patents, design patents, utility models, other patent rights, copyrights, data rights, trade secrets, know how, show how, proprietary information, including but not limited to unique and proprietary assembly processes, tooling and the like used in the Assembly of Product hereunder, moral rights, trademarks, trade dress, content, service marks, logos, state law rights, or any like right (including pending registrations or application thereof, divisionals, continuations, derivatives, reissues, future derivatives, or reexaminations associated therewith).

         1.8 "PRODUCT" shall mean the Redline 800 Revolt snowmobile or other vehicles or products as may be mutually agreed to be added to this Agreement by the parties from time to time.

         1.9 "QUALITY STANDARDS" shall mean those standards established by Redline and set forth on Exhibit G regarding the quality of the Product and Components that Products and Components must meet: (a) on delivery to Contractor; (b) during the Assembly process; or (c) as finished Product.

         1.10 "TEST SPECIFICATIONS" shall mean those specifications established by Redline and se forth on Exhibit H, that finished Products must meet to be deemed of acceptable quality for commercial sale.

                                       2.
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2.       PREPARATION FOR ASSEMBLY

         2.1 CAPITAL EQUIPMENT. Redline and Contractor shall, immediately upon execution of this Agreement, determine what Capital Equipment, if any, Contractor will require for Assembly of Products. Upon agreement of Redline and Contractor as to the required Capital Equipment, Redline shall source and have delivered to Contractor the Capital Equipment all at Redline's sole cost and expense on a schedule agreed to by the parties. Contractor shall be responsible for the maintenance and care of Capital Equipment while in the possession and control of Contractor; including but not limited to responsibility for loss or theft of Capital Equipment regardless of cause. All such Capital Equipment shall remain the property of Redline. Contractor shall be responsible for maintaining insurance on Capital Equipment. On termination or expiration of this Agreement Contractor shall immediately return the Capital Equipment to Redline at the location designated by Redline at Contractor's cost and expense, limited to costs of removal and packaging, in good operating condition, reasonable wear and tear excluded. In the event Capital Equipment requires replacement or reaches the end of its useful life, Contractor and Redline shall meet to mutually agree on the replacement of such Capital Equipment.

         2.2 ASSEMBLY PROCESSES. Contractor shall within ninety (90) days of the Effective Date, with the aid and assistance of Redline, develop Assembly processes as required to assemble, quality check and test Products per the Bill of Materials, Quality Standards, Assembly and Packaging Specifications, and Test Specifications of Exhibits B,C,G and E and other terms and conditions of this Agreement. During such development process, Redline shall provide Contractor the Bill of Materials for Products, assembly drawings and other documentation in its possession relating to or helpful in the Assembly of Products. Upon Redline's acceptance of the Assembly processes, Contractor will undertake to immediately begin the implementation of Assembly processes in order to meet the Delivery Schedule for Products. In the event that either of the parties identify a problem where the Assembly process will not permit the Product(s) to meet the Quality Standards of Exhibit G and/or the Specifications and packaging specifications of Exhibits A and B (an "Assembly Issue"), the parties, jointly and in consultation with any affected Component Manufacturer, will develop a remedy for the Assembly issue and an estimate as to the time and cost required to correct the cause of the Assembly Issue. In the event the cause of the Assembly Issue cannot be corrected within reasonable time periods or cost parameters, as determined by Redline in its sole discretion, Redline shall have the right to terminate this Agreement.

         2.3 COOPERATION. Redline shall cooperate with Contractor in the development of Assembly and other related processes and shall furnish to Contractor such assistance and technical information Redline possesses as is reasonably necessary to Assemble the Products.

         2.4 COMPONENT PART INVENTORY. Redline shall purchase all Components necessary for the Assembly and deliver them to Contractor at its facilities in West Fargo ND. Contractor will maintain the inventory of such Components at its facilities for use in Assembly of Products. Contractor shall provide space in its facilities to inventory

                                       3.
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Components as may be required for the Assembly of Products, and finished
Products, until delivery to Redline or its designees ("Inventory Services").

                  2.4.1 Costs of providing inventory services including, but not limited to receiving, storage, accounting, pulling, and costs of insurance shall be included in the Price. Contractor shall be responsible for any loss or shortages of Component inventory while in Contractor's possession and control.

                  2.4.2 Contractor shall provide Redline with a report of inventory levels of Components monthly and shall immediately notify Redline when inventory levels of individual Components reach levels that may affect Contractor's ability to Assemble Products based on Product orders forecast or placed by Redline at any time during the Term.

                  2.4.3 Contractor shall have responsibility for the inspection of Components on delivery to Contractor to ensure that such Components meet the Quality Standards of Exhibit G, but shall not be responsible for latent defects not apparent on a visual inspection or pursuant to such other inspection as required by Exhibit G.

                  2.4.4 Contractor shall immediately notify Redline of any shortages in shipments of Components or Components not meeting Quality Standards and shall comply with Redline's reasonable requests regarding disposition of any Components not meeting Quality Standards. Contractor shall be responsible for any costs or expenses incurred by either Contractor or Redline due to Contractor's failure to visually inspect Components or adequately perform such other inspection as required by Exhibit G for Quality Standard compliance. Any rework or corrective actions required to be undertaken to cause Products to meet Quality Standards due to Contractor's failure to adequately visually inspect Components or perform such other inspection of Components as required by Exhibit G shall be undertaken at Component supplier's sole cost and expense. Contractor shall provide Redline with aid and assistance in pursing any claims or recovery against Component suppliers relating to the delivery of defective Components.

                  2.4.5 On termination or expiration of this Agreement, Contractor shall promptly package Components and finished Products in inventory and notify Redline that they are available for pickup. Contractor shall be entitled to retain such Components and finished Products, and have a possessory lien on such Components and finished Products, until such time as all outstanding invoices owed Contractor are paid in full.

                                       4.
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         2.5      PRE-DELIVERY APPROVALS. Redline shall be responsible for and shall obtain all pre-delivery approvals or certifications that may be required before the Product can be sold to end users, including but not limited to any required governmental, insurance or technical organization reviews and approval. Contractor will assist as necessary, but responsibility for obtaining all required approvals remains with Redline.

3.       ORDERS FOR PRODUCT AND THE ASSEMBLY PROCESS

         3.1 COMMENCEMENT OF ASSEMBLY. Upon acceptance of the Assembly processes by Redline, after delivery of all necessary component parts to Contractor, and pursuant to orders placed by Redline as more fully set forth herein, Contractor shall begin commercial Assembly of Products. Contractor shall assemble Redline Products and Redline shall accept delivery of Products as ordered by Redline that are properly Assembled and meet the Quality Standards of Exhibit G, the Assembly and Packaging Specifications of Exhibit A and the Test Specifications of Exhibit H.

         3.2 ASSISTANCE FROM REDLINE. Redline will provide an operations manager and quality assurance manager (who may be the same individual) on site at the assembly plant to initially supervise the assembly operation and the quality assurance review. The quality assurance manager shall always be present during assembly operations.

         3.3 ORDERS FOR PRODUCT. Redline shall place orders for Products on binding assembly orders submitted to Contractor from time to time setting forth the quantity, delivery schedule and delivery location. Such orders shall be submitted to Contractor by Redline at least seven (7) days prior to any requested delivery date, unless otherwise agreed by the parties. Contractor shall acknowledge said assembly orders within five (5) days of receipt. Redline has no obligation to order any minimum quantities of Product from Contractor. Redline shall, during the Term, provide Contractor with a ninety (90) day forecast of anticipated quantities of Product required during said ninety (90) day period and anticipated delivery dates, to be updated monthly.

         3.4 CONFLICTS IN LANGUAGE. If any terms and conditions of any assembly order, order acknowledgement, check, invoice, or like commercial form conflict with the terms and conditions of this Agreement, this Agreement shall control.

         3.5 MODIFICATIONS. Contractor will only build to Redline's documented specifications. Redline shall have the right to request modifications in the Assembly process from time to time including but not limited to, the addition of features and functions, design modifications or engineering change orders or other modifications to Products which Redline desires to make from time to time ("Modifications"). Any Modifications must be requested in writing by Redline. Upon receipt of a request for Modifications, Contractor shall provide the estimated time to develop or implement the Modifications and the estimated costs, if any, of the Modifications. If such estimated costs and times are acceptable to Redline, both Redline and Contractor will work in good faith and mutual cooperation to execute an addendum to this Agreement or a separate agreement to introduce the Modifications.

                                       5.
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         3.6      INSPECTION AND TESTING. Contractor shall test each Product to determine compliance with Test Specifications and Quality Standards. Contractor shall be responsible for rework and correction of any Product that does not meet the Redline established Test and Quality specifications at Contractor's sole cost and expense. Contractor shall not be responsible for the cost of any defective Components. Final testing shall be done in conjunction with Redline's Quality Assurance Manager on site at Contractor's manufacturing facilities, and Redline's Quality Assurance Manager shall approve all shipments to Redline or dealers. Approval by Redline's Quality Assurance Manager prior to shipment, shall result in a presumption that the Test Specifications and Quality Standards have been met for the Product shipped.

         3.7 COMPLIANCE. Products shall be tested or otherwise demonstrated to be in compliance with all standards and regulations applicable to them and have all technical certification(s) from governmental agencies or independent testing laboratories required in the jurisdiction in which the specific Products will be sold, to use, sell, export, import and otherwise distribute the Products worldwide. Redline shall be responsible for all such testing and compliance certifications; provided, however, Contractor shall provide Redline with such aid and assistance as may be requested by Redline in conjunction with such certifications or testing; including, but not limited to, access to information and documentation utilized or generated during Assembly, access to Contractor employees involved in Assembly and access to Contractor facilities utilized in Assembly.

         3.8 PACKAGING & DELIVERY. Products shall be packaged and labeled for shipment as set forth in Exhibit B or as more fully set forth on assembly orders for particular Products. The assembly orders shall specify delivery instructions, including method of carriage, ship to address and other order specific delivery locations. Redline shall be responsible for arranging, with the aid and assistance of Contractor, all shipping of Products. All shipments shall be made "CIF Destination" or as otherwise directed by Redline, freight and insurance prepaid, with Redline identified as the shipper and the named insured. In the event an assembly order does not specify mode of shipment, Contractor shall ship Product by common carrier. Contractor shall provide Redline with confirmation of shipment and copies of shipping documentation for the particular order shipped. In the event shipments are required outside the United States, Redline, with the aid and assistance of Contractor, shall arrange for customs brokers to assist with the export of the products and shall provide such brokers with documentation as may be required for import/export permits, customs duties or other excise and import taxes, port fees or charges and other similar costs or fees. All such shipping and related costs shall be at Redline's sole cost and expense. Risk of loss on all shipments transfers to Redline as soon as Contractor has delivered Products to a common carrier for shipment or they have been picked up from Contractor's facilities.

         3.9 FAILURE TO DELIVER. Contractor shall immediately notify Redline as soon as Contractor believes it will not meet a delivery date for Product ordered pursuant to a binding assembly order or cannot meet forecast delivery dates submitted by Redline in its rolling Delivery Schedule forecasts. Included with any such notices shall be Contractor's forecast of when it will be able to deliver Products pursuant to said binding assembly orders or forecasts. If Contractor fails to deliver to Redline any of the Products at the

                                       6.
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times requested by Redline in a binding assembly order acknowledged by
Contractor, and such failure to deliver was not due to any fault of Redline or a shortage of Components not the result of Contractor's failure to adequately visually, or as required by Exhibit G, inspect Components, Contractor shall credit Redline with the actual loss sustained by Redline, not to exceed 50% of the Price of Assembly for the particular Product or Products not timely delivered.

4.       PAYMENT TERMS

         4.1 ASSEMBLY CHARGES. Redline shall pay Contractor the Price for providing Assembly and related services as determined per Exhibit E by the parties prior to commencing Assembly of Products. Redline and Contractor shall meet periodically during the term of this agreement, whether in person, electronically or telephonically, to review the Price of Assembling Products.

         4.2 INVOICING. Contractor shall invoice Redline weekly for Assembly of Product completed in the preceding week. Redline shall pay each assembly invoice within fifteen (15) days of the date of Redline's receipt of correct invoices for Assembly and related services. All payments quotations, invoices, pricing and the like are and shall be stated in US Dollars.

         4.3 INTEREST ON LATE PAYMENTS. If Redline fails to make any payment when due, other than as a result of a good faith dispute over all or any portion of an invoice, Contractor may charge interest on the undisputed amounts at one and one-half percent (1 1/2 %) per month.. Interest begins to accrue as of the due date of the payment for any undisputed amounts.

5.       NON-COMPETITION, AND NON-SOLICITATION.

         5.1 NON-COMPETE AGREEMENT. As an inducement to Redline to enter into this Agreement, during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, Contractor shall not, directly or indirectly, either for itself or for any other person, partnership, corporation, company or other entity, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be associated with, or in any manner connected with, lend its name or any similar name to, or render services or advice to, any business which designs, finances, constructs, develops, sells, manufactures, or markets any product that competes with, is substantially similar to or which may be marketed or sold as an alternative to Products or Components.

         5.2 HIRING OF REDLINE EMPLOYEES. During the Term, and for a period of one (1) year thereafter Contractor shall not hire, offer to hire, entice away or in any other way persuade or attempt to persuade any employee, officer, director, independent contractor, supplier, subcontractor or customer of Redline to leave the employ of or terminate its, his or her business relationship with Redline or to otherwise interfere with the business activities of Redline.

                                       7.
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         5.3      HIRING OF CONTRACTOR EMPLOYEES. During the Term, and for a
         period of one (1) year thereafter Redline shall not hire, offer to hire, entice away or in any other way persuade or attempt to persuade any employee, officer, director, independent contractor, supplier, sub contractor or customer of Contractor to leave the employ of or terminate its, his or her business relationship with Contractor or to otherwise interfere with the business activities of Contractor.

6.       INTELLECTUAL PROPERTY & CONFIDENTIALITY.

         6.1 LICENSE. Redline hereby grants and agrees to grant to Contractor a limited, royalty free, non-exclusive license, to utilize Redline IP, as required solely to Assemble Products for Redline and for no other purpose whatsoever. Contractor agrees to assign, transfer and convey, for no additional consideration, any rights in Redline IP that Contractor may acquire through performance of Assembly services or other services hereunder.

         6.2 TITLE TO INTELLECTUAL PROPERTY. Subject to the license granted in Section 6.1 above, Redline shall own all rights to any IP provided to Contractor hereunder or developed by Contractor in performing its assembly services hereunder. All developments, inventions, works of authorship or other creations relating to the Products by Contractor shall be "works made for hire" within the meaning of the copyright laws of the United States or, if not "works made for hire," ownership of any of the foregoing shall be transferred, assigned and conveyed to Redline by Contractor as the exclusive property of Redline. Contractor will give Redline all reasonable assistance necessary to perfect Redline's rights, title and interest in and to any developments or IP developed hereunder, including without limitation, the execution, acknowledgment and the delivery of all documents necessary to effectuate the intent of the parties that Redline own the IP.

         6.3 CONFIDENTIAL INFORMATION. Each party acknowledges that, in the course of the performance of this Agreement, it may have access to technical information, communications, products, pricing data, customer information, material marked as confidential, business plans, or like information that will be or includes proprietary information that is unique, secret, confidential, and/or which constitutes the exclusive property and trade secrets of the other party ("Confidential Information"). Each party agrees to maintain the confidentiality of the Confidential Information, not to disclose such information to any third party unless expressly authorized by license grants in this Agreement, and to use the Confidential Information only to the extent necessary for legitimate business uses in connection with this Agreement. Upon request of either party or on termination or expiration of this Agreement, each party shall return the Confidential Information of the other party and all copies thereof then in its possession or under its control. Nothing in this Agreement shall prohibit or limit either party's use of information which (a) is now, or hereafter becomes, publicly known or available through lawful means; (b) is rightfully in receiving party's possession, as evidenced by receiving party's records; (c) is disclosed to the receiving party without confidential or proprietary restriction by a third party who rightfully possesses and rightfully discloses the information; (d) is independently developed by the receiving party without any breach of this Agreement and such can be shown by the receiving party; or (e) is the subject of a

                                       8.
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written permission to disclose provided by the disclosing party. Redline and
Contractor agree that this Agreement and the provisions hereof shall be Confidential Information, provided that Redline may disclose the terms of this Agreement and the Agreement to the extent reasonably required to comply with Redline's disclosure obligations under the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

7.       REPRESENTATIONS AND WARRANTIES.

         7.1 CONTRACTOR REPRESENTATIONS AND WARRANTIES. Contractor represents and warrants as follows:

                  7.1.1 Any Intellectual Property other than Redline IP utilized in the Assembly of Products is either owned by Contractor or Contractor has obtained the rights in the Intellectual Property from its owner sufficient to permit Contractor to Assemble and Redline to sell, use, and distribute Products worldwide, enable Redline to pass sales and distribution rights on to Redline's distribution channel, and use rights to customers and end users and to permit Contractor to grant the licenses and rights set forth herein to Redline.

                  7.1.2 Contractor shall use its best efforts in the performance of this Agreement and the work and services performed by Contractor hereunder shall be performed in a workmanlike manner using good assembly practices.

                  7.1.3 Contractor has assembly capacity, facility space and trained personnel sufficient to meet Contractor's Assembly, inventory, shipping and other obligations hereunder.

                  7.1.4 Contractor's fulfillment of its obligations under this Agreement will not violate any prior or current agreements with or obligations to third parties.

                  7.1.5 All Assembly shall be conducted in compliance with applicable law and regulation.

                  7.1.6 The Products will be free from all liens and other encumbrances on delivery to Redline or its designees.

                  7.1.7 Contractor has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         7.2 REDLINE REPRESENTATIONS AND WARRANTIES. Redline represents and warrants as follows:

                  7.2.1 To the extent that Contractor is required to use Intellectual Property in connection with the Assembly and other services to be

                                       9.
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                           provided hereunder at the request or direction of
                           Redline, all such Intellectual Property shall be owned or licensed by Redline or otherwise available for use by Contractor without restriction.

                  7.2.2 Redline has no knowledge of any actual infringement by Products on any third party IP.

                  7.2.3 Redline will utilize its best efforts to deliver all Components and other parts to Contractor for Assembly in a timely manner.

                  7.2.4 Redline has entered into an agreement with GE Capital for dealer financing of Products.

                  7.2.5 Redline has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

8.       WARRANTY.

         8.1 WARRANTIES. Contractor warrants that Products delivered to Redline or its designees shall conform to the Quality Standards of Exhibit G and the Test Specifications of Exhibit H and be free in defects of workmanship for a period of One
                  (1) Year from the date of delivery to Redline or its designees. Contractor makes no warranty to the end user, such warranty responsibility to be the sole obligation of Redline.

         8.2 NO OTHER WARRANTY. CONTRACTOR MAKES NO OTHER WARRANTY, IMPLIED OR EXPRESS, AND NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. REDLINE'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF BREACH OF WARRANTY IS REPAIR OR REPLACEMENT OF THE DEFECTIVE PRODUCT. IN NO EVENT WILL CONTRACTOR'S LIABILITY UNDER THIS CONTRACT EXCEED THE PRICE (AS DEFINED PURSUANT TO EXHIBIT E) ALLOCABLE TO THE PRODUCT AND CONTRACTOR SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES AS A RESULT OF BREACH OF WARRANTY.

         8.3 SERVICE WARRANTY. To the extent Contractor is asked to undertake warranty work on Products, following delivery of the Products, such work will be subject to Contractor's Service Warranty, which is set forth in Exhibit I.

         8.4 WARRANTY CLAIMS. Contractor shall, upon notice from Redline, be provided with instructions concerning the handling of any warranty claim arising during the warranty period. Redline shall return any items for which a warranty claim is being made to Contractor for inspection or take

                                      10.
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                  such other reasonable actions with regard to the retention or disposal of items subject to any such warranty claim. Contractor shall not be responsible for warranty claims on Components covered by warranties from the Component manufacturer that were not reasonably discoverable by visual inspection by Contractor on receipt. Redline shall be solely responsible for shipping costs and all risk of loss for any item shipped to Contractor or returned to or its designee pursuant to a warranty claim.

9.       TERM AND TERMINATION.

         9.1 TERM. Unless otherwise terminated as provided herein, this Agreement shall be effective from the Effective Date through April 30, 2006, unless renewed for an additional period through mutual agreement of the parties.

         9.2      TERMINATION. This Agreement may be terminated as follows:

                  9.2.1 Immediately by Contractor if Redline breaches its payment obligations under this Agreement, and such breach is not cured within ten (10) days of the date of notice of non-payment;

                  9.2.2 Immediately by either party if the other party fails to cure a non-financial material breach of this Agreement within thirty (30) days of written notice of such breach;

                  9.2.3    Upon mutual agreement of the parties; and

                  9.2.4    By Redline pursuant to Sections 2.2 or 11.3.

         9.3 OBLIGATIONS UPON TERMINATION. Immediately upon termination of this Agreement by either party, each party will return all Confidential Information provided to such party by the other party and Contractor shall immediately return to Redline the Components and Products pursuant to Section 2.4.5, and return any Capital Equipment to Redline pursuant to Section 2.1.

10.      INDEMNITY AND INSURANCE.

         10.1 INDEMNITY BY CONTRACTOR. Contractor shall defend, indemnify and hold Redline harmless from all damages, losses, obligations, deficiencies, actions, claims, costs (including reasonable attorneys' fees), demands, expenses, judgments and liabilities (collectively "Losses") of whatever nature suffered or incurred by Redline arising or resulting from any material breach of this Agreement by Contractor including, but not limited to a breach of any representation or warranty set forth herein. However, no indemnity shall be provided from Contractor to Redline per this Section if the Losses are due in whole or in part to Contractor's use of any Redline IP where such IP causes the Losses.

         10.2 INDEMNITY BY REDLINE. Redline shall defend, indemnify and hold Contractor harmless from all Losses of whatever nature suffered or incurred by

                                      11.
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Contractor arising or resulting from any material breach of this Agreement by
Redline including, but not limited to, a breach of any representation or warranty set forth herein, or from any product liability claim brought by a third party against Contractor related to a Product and not due to the intentional or negligent acts or omissions of Contractor.

         10.3 CLAIMS PROCESS. In order for indemnity to be provided hereunder, the claiming party shall: (i) promptly notify the other party of the need for indemnity as soon as reasonably possible; (ii) provide the other party with reasonable support necessary to defend against the Losses, at the indemnifying party's expense; and (iii) grant the indemnifying party authority to litigate, settle, or otherwise dispose of the action giving rise to indemnity in any reasonable manner that the indemnifying party, with the consent of the other party, which will not be unreasonably withheld, deems appropriate. In satisfaction of this indemnity obligation, the indemnifying party may, in its sole discretion: (i) settle the dispute; or (ii) obtain a license for the parties to continue use of the IP in dispute. Each party shall have an ongoing obligation to reasonably mitigate damages and liability accumulating against the other party during any indemnification period under this Section.

         10.4 LIMITATION OF LIABILITIES AND DISCLAIMERS. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR LOSS RESULTING FROM BUSINESS INTERRUPTION EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

         10.5 INSURANCE. During the Term, Redline shall maintain in full force and effect products liability insurance in an amount of at least Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000) in the aggregate per year. Redline shall also maintain umbrella products liability insurance coverage in the amount of Three Million Dollars ($3,000,000) during the Term of this Agreement. Redline shall name Contractor as an additional insured under said insurance and provide that such insurance will not be cancelled or otherwise terminated during the Term. Contractor shall be entitled to notice of any intent by an insurance company to terminate or not renew a policy. The termination of or failure to renew the policy shall be automatically be deemed a material breach of this Agreement. Redline shall provide Contractor with evidence of such coverage prior to commencement of the Assembly work and annually thereafter.

11       GENERAL PROVISIONS.

         11.1 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.2 ENTIRE AGREEMENT. This Agreement, together with the exhibits, schedules or attachments hereto, represents the only agreement between the parties concerning the subject matter hereof and supersede all prior representations,

                                      12.

         understandings and agreements whether written or oral. This Agreement may not be altered, amended or modified, except by formal agreement in writing signed by duly authorized representatives of both parties.

         11.3 FORCE MAJEURE. Contractor shall not be responsible to Redline for failure to perform any of the obligations imposed by the Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, wind storm, earthquake, subsistence of soil, riot, war, or any other cause beyond the reasonable control of Contractor. Contractor shall promptly inform Redline of the occurrence of any event of force majeure. In the event the Force Majeure exists for more than thirty
         (30) days from the date of notice, Redline shall have the right to terminate this Agreement immediately on notice to Contractor.

         11.4 INDEPENDENT CONTRACTOR. Nothing contained herein shall be deemed to create a joint venture, partnership or other such relationship between the parties. Each of the parties is an independent contractor with no authority to bind the other party to any obligations or to legally represent the other party. Each party shall remain responsible for the supervision of their own employees and any and all responsibility for employee benefit plans and social benefits costs for their employees; including but not limited to, unemployment compensation, workers compensation, social security contributions and withholding obligations for taxes or other levies, and for compliance with applicable laws and regulations governing employees and the employment relationship with such employees.

         11.5 LIMITATION; SEVERABILITY OF PROVISIONS. To the extent any court of competent jurisdiction determines that any covenant contained in this Agreement is unenforceable in any respect, the court may limit such covenant to render it enforceable in light of the circumstances in which it was made, and such covenant, as so limited, will be specifically enforced. If the court refuses to limit or cannot limit such covenant or provision such that it is enforceable in part and the covenant or provision is therefore found to be invalid or unenforceable, the same will not affect in any respect whatsoever the validity of the remainder of this Agreement.

         11.6 WAIVERS. The waiver of any term or condition of this Agreement shall be limited to the circumstance or event referred to therein and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

         11.7 NOTICES. Any notice required or permitted to be given under this Agreement will be in writing and will be deemed to have been given when personally delivered or sent by facsimile to the other party at such fax number as designated by the receiving party, or three (3) days after sent by certified mail, return receipt requested, to the other party at the address set forth above or at such other address as may be designated by a party hereunder in accordance with this Section 11.7.

                                      13.

         11.8 ASSIGNMENT AND DELEGATION. Unless expressly set forth herein, Contractor may not assign its rights or delegate its duties under this Agreement without receiving the prior written consent of Redline. Redline may assign this Agreement to an affiliate or a successor of Redline provided that the Redline affiliate agrees to be bound by the terms and conditions of this Agreement. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         11.9 EXPORT CONTROL. The parties are subject to U.S. laws and regulations governing the export of U.S. products and technology. Each party agrees that it shall not directly or indirectly engage in any acts which would constitute a violation of such laws or regulations. Neither party shall ship, export, re-export, divert or otherwise dispose or authorize or permit the shipment, exportation, re-exportation, diversion or other disposition, of any U.S.-origin equipment, know-how, technical data, documentation or other materials furnished pursuant to this Agreement, to any party or in any manner which would constitute a violation of any present or future export control law or regulation of the United States.

         11.10 GOVERNING LAW. This Agreement and all acts and transactions pursuant or relating hereto, and all rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the domestic laws of the State of Minnesota without giving effect to any choice of law provision or rule. The parties specifically disclaim application of the United Nations Convention on the International Sale of Goods, 1980. In order to induce the parties to accept this Agreement, and as a material part of the consideration therefore:

                  11.10.1 The parties hereto agree that all actions or proceedings arising out of this Agreement will be litigated in courts located within Hennepin County, Minnesota;

                  11.10.2 The parties irrevocably and unconditionally consent to the exclusive jurisdiction of such courts and consent to the service of process in any such action or proceeding by personal delivery or any other method permitted by law;

                  11.10.3 The parties agree that venue is proper in as set forth in item 11.10.1 above;

                  11.10.4 The parties waive any and all rights they may have to transfer or change the venue of any such action or proceeding; and

                  11.10.5 The parties agree that service of any process, summons, notice or document by Registered Mail to such party's respective address set forth above will be effective service of process for any such action or proceeding with respect to all matters.

         11.11 REMEDIES. The parties understand that they may not have an adequate remedy at law for the breach or threatened breach by the other Party to this

                                      14.

         Agreement. Accordingly, if a party breaches or threatens to breach this Agreement, that party may be obligated to reimburse the other party for the reasonable attorneys' fees and costs incurred by it in enforcing its rights under this Agreement. The parties further agree that in the event of such a breach or a threatened breach, in addition to other remedies which may be available to a party, that party will have the right to sue in equity and enjoin the other party from breaching or threatening to breach this Agreement.

         11.12 GOOD FAITH. Whenever the parties are obligated hereunder to mutually agree on a matter, the parties shall promptly and in good faith undertake negotiations with regard to any such matter and shall not unreasonably withhold agreement on any such matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Redline Performance                        Interstate Companies, Inc. d/b/a
Products, Inc.,                            Interstate Power Products & Services,
a Minnesota corporation                    a Minnesota corporation

Mark A. Payne                                         Russ  Dreyer

/s/ Mark A. Payne                                     /s/ Russ Dreyer
---------------------------                           --------------------------
Signature                                             Signature

President & CFO                                       V.P. Ops. RR.
---------------------------                           --------------------------
Title                                                 Title

9/26/03                                               10/7/03
---------------------------                           --------------------------
Date                                                  Date

                                      15.

                                  EXHIBIT LIST

EXHIBIT A  -      Specifications for Assembly of Products from Components as established by Redline (To be provided by Redline prior to commencing Assembly).

EXHIBIT B -       Packaging standards as established by Redline (To be provided by Redline prior to commencing Assembly).

EXHIBIT C -       Bill of Materials as established by Redline (To be provided by
                  Redline prior to commencing Assembly).

EXHIBIT D -       Capital Equipment as agreed between Redline and Contractor (To be completed prior to commencing Assembly).

EXHIBIT E -       Risk Assessment and Pricing Matrix as agreed between the
                  parties (Risk Assessment to be mutually agreed on by the parties prior to commencing Assembly).

EXHIBIT F -       Delivery Schedule as established by Redline (To be provided by
                  Redline prior to commencing Assembly).

EXHIBIT G -       Quality Standards as established by Redline ( To be provided by Redline prior to commencing Assembly).

EXHIBIT H -       Test Specifications as established by Redline (To be provided by Redline prior to commencing Assembly).

EXHIBIT I -       Contractors Service Warranty (To be provided by Contractor prior to commencing Assembly).


                                      16.

                        CONFIDENTIAL TREATMENT REQUESTED

                                    Exhibit E

            * [SIX PAGES REDACTED; CONFIDENTIAL TREATMENT REQUESTED]